CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 16, 2002, accompanying the 2002 financial statements and schedules, which are included in this Annual Report of the BearingPoint, Inc. 401(k) Plan on Form 11-K for the year ended April 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of BearingPoint, Inc. of Form S-8 (File No. 333-55380), effective February 9, 2001.

Grant Thornton LLP

Boston, MA

October 24, 2003

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